                                                                               .
                                                                               .
                                                                               .
                                                                  Exhibit 10.2


  [VALOR LOGO]

                                 2005 INCENTIVE
                                COMPENSATION PLAN

Version                   4.0
Effective Date            March 22, 2005   __________________

1     ADMINISTRATIVE RULES...........................................    3

   1.1      PURPOSE..................................................    3
   1.2      DEFINITIONS..............................................    3
   1.3      ADMINISTRATION...........................................    3
   1.4      ELIGIBLE PARTICIPANTS....................................    4
   1.5      AWARDS...................................................    4
   1.6      PAYMENT OF AWARDS........................................    4
   1.7      AMENDMENT OR TERMINATION.................................    5
   1.8      OTHER CONDITIONS.........................................    5
   1.9      EFFECTIVE DATE...........................................    5

2     OPERATING RULES................................................    6

   2.1      PLAN PRINCIPLES..........................................    6
   2.2      PLAN STRUCTURE...........................................    6
   2.3      INCENTIVE FACTORS........................................    7
      2.3.1       Company Performance (as measured by EBITDA)........    8
      2.3.2       Individual Performance Evaluation and Objectives...    8
   2.4      ASSIGNING INCENTIVE FACTORS TO GROUPS....................   10
   2.5      ALLOCATING INCENTIVE FACTORS AND WEIGHTS TO GROUPS.......   11
   2.6      INCENTIVE POTENTIAL......................................   11
   2.7      REVENUE BONUS............................................   12
   2.8      AWARD CALCULATION METHOD.................................   12
      2.8.1       The Performance Potential Factor (PPF).............   13
      2.8.2       Incentive Potential Factor (IPF)...................   13
      2.8.3       The Final Incentive Award (FIA)....................   13
      2.8.4       The Revenue Bonus Award (RBA)......................   14
      2.8.5       The Total Incentive Payment (TIP)..................   14

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

1 ADMINISTRATIVE RULES

      1.1 PURPOSE

The purpose of the Incentive Compensation Plan (the "Plan") is to enhance and reinforce the goals and strategic objectives of VALOR Communications Group, Inc. (the "Company") for company and individual performance. This will be accomplished by providing eligible employees with financial awards for attainment of revenue and operational objectives. The accomplishment of these goals will be measured through the attainment of the following elements as defined in Part II:

      -     Company Performance (as measured by EBITDA)

      -     Individual Performance Evaluation and Objectives

      -     Revenue Attainment.

The Plan sets forth the guidelines and formulas for the computation of incentive compensation awards for participating employees.

      1.2 DEFINITIONS

Definitions of terms as used throughout the Plan document are as follows:

      - "Award Year" means the twelve-month period coinciding with the Company's annual accounting period.

      - "Committee" means the Compensation Committee of the Company's Board of Directors.

      - "Participant" means an employee designated by management and approved by the Committee to participate in the Plan.

      1.3 ADMINISTRATION

The Committee has delegated to the Chief Executive Officer and the senior executive team ("Executive Management") the responsibility to develop and administer the Plan. The Vice President - Human Resources of the Company shall administer the Plan in accord with direction provided by Executive Management. The Committee shall approve the Plan prior to its implementation.

Executive Management shall have full power and authority to select Participants from among those eligible, to determine the size and timing of individual awards, and to adopt and revise such rules and procedures as it shall deem necessary for the administration of the Plan. The decision of the Executive Management with respect to the individuals selected for awards, and the interpretation of the Plan shall be final and conclusive. All incentive compensation awards computed under the Plan are subject to final approval and modification of Executive Management. The Plan may be modified or withdrawn at any time without prior notification at the discretion of Executive Management.

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

      1.4 ELIGIBLE PARTICIPANTS

Participation in the Plan shall be limited to regular salaried employees of the Company, including officers as recommended by management and approved by the Committee. In selecting Participants, Executive Management shall consider an individual's job, individual performance objectives, and potential impact on the Company's business results and performance. Participants will be members of the participant groups as defined in Part II of the Plan. Participants should not be eligible to participate in any other incentive or bonus plan(s). The selection of Participants and their respective incentive awards, shall be determined annually by Executive Management and communicated to Participants as soon as possible. In actual practice, decisions on participation will be made at or near the beginning of the Award Year. Executive Management has the right to change or modify the participant list with or without notice.

Eligible employees are full-time employees who are selected to participate in the Plan (as defined above), and are employed by the Company during the entire Award Year for which the incentive is being paid. If an employee becomes eligible during the Award Year and would otherwise be eligible to participate in the incentive compensation plan, at the discretion of the department Senior Vice-President and the Chief Executive Officer, the individual may be allowed to participate. This Participant would receive pro-rated incentive award based on the full months that he or she is eligible and the End of the Year. Employees who become eligible during the fourth quarter of the Award Year will not be eligible to participate until the following Award Year.

      1.5 AWARDS

Individual Participant awards are determined based on quantitative and qualitative performance measurements as described by the Incentive Factors in
Part II. All award payments are subject to Executive Management approval. The Committee shall review Awards payable under the Plan to the Chief Executive Officer and other senior officers. Awards will be made in the form of cash.

      1.6 PAYMENT OF AWARDS

NORMAL PAYMENT. Incentive awards shall be earned as of the payment of incentive award date. Payment of awards shall be made in cash within ninety (90) days following the end of the Award Year, upon completion of audited financials. Participants must be full-time employees on the Company's payroll at the time the award is paid to receive the payment.

The Company may choose to make mid-year awards to eligible participants if the Company is meeting or exceeding financial objectives and the outlook for the remaining half of the year is favorable. If mid-year awards are made, they will occur between July 1 and September 1. Final incentive awards will be adjusted by any mid-year award. Participants in Groups AA, A, and B as defined in Part II shall not be eligible for mid-year award. Mid-year awards will be discontinued in the 2006 Award Year.

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

PAYMENT UNDER CONDITIONS OF TERMINATION. If termination of employment occurs during an Award Year because of death, total disability, or approved leave of absence, such Participant terminating employment shall be deemed to have earned a proportionate share of what would have otherwise been the Award Year's actual incentive. The amount paid will be prorated to the number of full months worked, and based on the Total Incentive Payment calculations.

If termination of employment occurs for any reason other than death, total disability, or approved leave of absence, no incentive shall be deemed earned for the Award Year in which such termination occurs.

PARTICIPANT TRANSFER. If a Participant is transferred to another unit/department, etc. within or affiliated with the Company during the Award Year, and is determined to be eligible for payments under one or both of the units' plans, partial awards will be made under each unit's plan, using the respective job and salary and prorated as describe in Section 1.4.

      1.7 AMENDMENT OR TERMINATION

Executive Management may, at any time, terminate, modify, or amend the Plan. No awards may be made under the Plan at any time, if the overall financial condition of the Company is not sound.

      1.8 OTHER CONDITIONS

RIGHT OF ASSIGNMENT. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise including levy, garnishment, attachment, pledge, and bankruptcy. In the event of the Participant's death, payment shall be made to the Participant's designated beneficiary or in the absence of such designation, to the Participant's estate.

RIGHT OF EMPLOYMENT. The receipt of an award under the Plan shall not give any employee the right to continue employment with the Company, and the right to dismiss any employee is specifically reserved by the Company. The receipt of an award in any year shall not give an employee the right to receive an award in any subsequent year.

WITHHOLDING OF TAXES. The Company shall have the right and obligation to deduct from all payments under the Plan any federal or state taxes required by law to be withheld with respect to such payments.

WITHHOLDING OF 401(K). Savings Plan (401(k)) deductions shall be made from all payments under the Plan, if a Participant is enrolled in 401(k) plan.

      1.9 EFFECTIVE DATE

The effective date of the Plan shall be January 1 of the Award Year of adoption by the Committee.

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

2. OPERATING RULES

      2.1 PLAN PRINCIPLES

The purpose of the Plan as defined in Part I is to provide Participants with annual incentive awards for their contributions to the Company's growth and achievement of strategic goals. The Plan will be operated on the following principles:

      -     SETTING OF GOALS

            The Company will set the Participant's incentive factors on an annual basis and revise them during the Award Year as needed.

      -     MEASUREMENT OF PERFORMANCE

            The Company, through its managers, will review performance of Participants at mid-year, and measure performance according to the Plan specifications at the end of the Award Year. The measurement may be either quantitative or qualitative.

      -     PAYMENT OF AWARDS

            The Company will award the Participants, according to the measured results, within ninety (90) days of the end of the Award Year upon completion of audited financials. The Company may choose to make mid-year awards if the Company is meeting or exceeding financial objectives and the outlook for the remainder of the year is favorable. End of the Year Awards will be adjusted by any mid-year award. Participants in Groups AA, A, and B shall not be eligible for mid-year awards. Mid-year awards will be discontinued in the 2006 Award Year.

      2.2 PLAN STRUCTURE

The Plan is based on incentive factors important to the Company's success in achieving its strategic objectives that have been adopted by resolution of the Company's Board of Directors . Plan Participants are divided into groups with similar job responsibilities and/or job functions. Executive Management will make a determination as to which group a Participant will be assigned, using the criteria below as a guideline:

                                          PARTICIPANT GROUPS

GROUP AA Participants in this group are responsible for the long-range planning and growth of the Company. Will be responsible for all business functions and Senior Vice-Presidents in their reporting structure. Common titles in this category will be President and Chief Executive Officer.

GROUP A Participants in this group are responsible for the long-range planning and growth of the Company. They are usually responsible for multiple business functions and will most often have Vice-President(s) in their reporting structure. Common titles in this category will be Senior Vice-President.

GROUP B Participants in this group are responsible for assisting in developing and implementing long-range plans for the Company. They will usually be responsible for a specific business function and have Directors and/or

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

                        Managers in their reporting structure. Common titles in this group will be Vice-President.

GROUP C Participants in this group are responsible for the implementation of both short- and long range plans as well as overseeing the day-to-day operations for the Company in a specific business region (Division). Common titles in this group will be Division Manager.

GROUP D Participants in this group are responsible for intermediate business goals. They will usually be responsible for multiple disciplines within a business function and will usually have Managers and/or professionals in their reporting structure. Common titles in this group will be Directors.

GROUP E Participants in this group are responsible for short to intermediate range business goals. They will usually be responsible for one or a few disciplines within a business function and may have administrative staff, supervisors, and/or professionals in their reporting structure. Common titles in this group will be Managers.

GROUP F Participants in this group are responsible for immediate to short-term business goals. They will usually be responsible for one discipline or sub-discipline within a business function. This responsibility may be defined through the supervision of at least 3 subordinate (exempt or nonexempt) employees, and individual contributor manager who supervise less than 3 employees. Common titles in this group will be Supervisor and Manager.

The groups are assigned incentive factors for which they have responsibility, control, or influence. Factor weights will be assigned to the incentive factors for the groups. The total factor weight allocated to each should equal 100 percent. Factor weights are allocated only to the incentive factors that have been assigned to the groups and not all factors may have weights.

      2.3 INCENTIVE FACTORS

Incentive factors are elements through which the organization achieves strategic goals and will be used by the Plan to measure the success of Participants to help the Company reach its goals. The Committee has selected several incentive factors for measurement in the Plan. These factors are as follows:

      -     Company Performance (as measured by EBITDA)

      -     Individual Performance Evaluation and Objectives

      -     Revenue Attainment.

Senior management, department management, and eligible Participants will establish goals for each of these incentive factors. Participants receiving "Improvement Desired" or "Unsatisfactory" on individual performance evaluations will not be eligible for any payout under the Plan.

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

            2.3.1  COMPANY PERFORMANCE (AS MEASURED BY EBITDA)

Earnings Before Interest, Tax, Depreciation, and Amortization (EBITDA) is a measure of financial performance that is used to measure the Company's performance. At the beginning of each year, the Company's Board of Directors shall adopt a resolution setting the EBITDA goals. At the end of the year, actual EBITDA achievement will be compared to the EBITDA goal and the percentage of achievement will be determined. Executive Management reserves the right to consider extraordinary expenses and revenues in consideration for End of Year Award.

            2.3.1.1  EBITDA EVALUATION SCORE TABLE

The score table defines the achievement level expected by the Company. The incentive level represents the percent of the incentive that the Participant will receive depending on the level of EBITDA attained by the Company. Higher levels of achievement will yield higher incentive levels and consequently increase incentive award.

                 TABLE 2.3.1.1.1  EBITDA EVALUATION SCORE TABLE

LEVEL OF EBITDA ACHIEVEMENT   INCENTIVE LEVEL
---------------------------  -----------------
         >103.00%                 150.00%
     101.00% - 102.99%       125.00% - 149.00%
     100.00% - 100.99%       100.00% - 124.00%
      99.00% - 99.99%         80.00% - 99.00%
      98.00% - 98.99%         75.00% - 79.00%
      97.00% - 97.99%         50.00% - 74.00%
          <97.00%                  0.00%

            2.3.1.2  EBITDA END OF AWARD YEAR

At the end of the Award Year, senior management will compare actual EBITDA results with EBITDA goals and determine incentive level based on attainment. Executive Management reserves the right to adjust the incentive level, either increasing or decreasing, based on unusual or extenuating circumstances.

            2.3.2  INDIVIDUAL PERFORMANCE EVALUATION AND OBJECTIVES

Participants, who will be assessed using the performance evaluation incentive factor, will be evaluated using the performance evaluation that is approved by management. The performance evaluation will be conducted according to the guidelines in the performance evaluation process.

As a component of the performance evaluation, participants will be assigned individual performance objectives at the beginning of the evaluation cycle. Managers will be responsible for creating performance objectives.

Managers will ensure each objective is described in enough detail so the Participant can understand clearly what is to be accomplished. Managers will assign at least four (4) objectives to a Participant. Objectives should be substantial and challenging in nature.

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

      - The manager will specify the "deliverables" that will be obtained by the Participant at the completion of the task. Deliverables may be reports, prototypes, certifications, etc.

      - Each objective is allocated a weight. The weight determines the relative importance of the task in relation to the other tasks assigned for the same period. The total weight assigned to all the objectives must equal 100 percent.

         TABLE 2.3.2.1.1  INDIVIDUAL PARTICIPANT PERFORMANCE OBJECTIVES

   Name       Jane Doe    Employee Number    10101
----------   ----------   ---------------   -------
Department   Operations   Job Title         Manager
Manager      John Doe

                                                     MEASUREMENT
              OBJECTIVE                             OF ACHIEVEMENT                WEIGHTING
-----------------------------------    ---------------------------------------    ---------
Establish a departmental policy and    Published and distributed policy and         40.00%
practices manual.                      practice manual by July 1.

Establish departmental callback        Documented callback procedures,              20.00%
procedures.                            training of all department members, and
                                       reduction by 20% in the number of
                                       complaints for failure to call back by
                                       April 1.

Recommended new customer tracking      Documented recommendation must include       40.00%
software.                              samples and description of software
                                       evaluated by December 1.
                                                                                   ------
Totals                                                                             100.00%
                                                                                   ------

             2.3.2.2 PERFORMANCE EVALUATION SCORE TABLE

The score table defines the achievement level that can be attained by the Participant. The incentive level represents the percent of the incentive that the Participant will receive depending on their achievement level. Higher levels of achievement will yield higher incentive levels and consequently increase incentive award.

               TABLE 2.3.2.2.1 PERFORMANCE EVALUATION SCORE TABLE

         ACHIEVEMENT LEVEL        INCENTIVE LEVEL
--------------------------------  ---------------
Exceptional                           200.00%
Exceeds Expectations                  150.00%
Fully Satisfactory (3.55 - 2.90)      100.00%
Fully Satisfactory (2.89 - 2.76)       50.00%
Improvement Desired                     0.00%
Unsatisfactory                          0.00%

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

             2.3.2.3 PERFORMANCE RATING DISTRIBUTION

The overall performance ratings for each organization should generally resemble a bell shaped curve. As a guideline, the majority of employees should receive a "Fully Satisfactory" performance ratings. These will be employees who consistently meet and occasionally exceed requirements. A smaller percentage of employees should receive ratings of "Exceeds Expectations". These will be employees who consistently exceed the requirements of the job. Still a smaller percentage of employees should receive ratings of "Exceptional Performance". These will be employees that always exceed job requirements and should be reserved for the top performers at VALOR. A small percentage of employees should receive "Improvement Desired" or "Unsatisfactory". These will be employees that consistently do not meet job requirements. The distribution for each Senior Vice-President's organization should follow the recommended distribution as illustrated in the table below:

           Table 2.3.2.3.1 Performance Evaluation Rating Distribution

           RATING LEVEL               DISTRIBUTION
--------------------------------   -------------------
Exceptional                        No More than 5.00%
Exceeds Expectations               No More than 25.00%
Fully Satisfactory (3.55 - 2.90)   No More than 65.00%
Fully Satisfactory (2.89 - 2.76)
Improvement Desired                No More than 5.00%
Unsatisfactory

If a Senior Vice-President's organization exceeds the recommended distribution (5%) in the Exceptional rating level, or a combined 30% in the Exceptional and Exceeds Expectations rating levels, review and approval of the Chief Executive Officer is required.

             2.3.2.4 END OF THE AWARD YEAR

During the annual performance evaluation, managers will meet with the Participant to review performance and accomplishment of objectives. The performance evaluation rating will be used to measure the achievement level for this incentive factor.

      2.4 ASSIGNING INCENTIVE FACTORS TO GROUPS

Incentive factors are assigned to the groups that have responsibility, control, and influence over them. Plan participants should constantly review these factors and their goals, monitoring their progress and adjusting their priority to meet their goals. Incentive factor goals serve as constant reminders as to which areas Participants should focus their efforts.

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

        TABLE 2.4.1.1.1  INCENTIVE FACTORS ASSIGNED TO PARTICIPANT GROUPS

                                                              PARTICIPANT GROUPS
                                                      ----------------------------------
                INCENTIVE FACTORS                     AA     A    B    C    D    E    F
------------------------------------------------      ---   ---  ---  ---  ---  ---  ---
Individual Performance Evaluation and Objectives                 X    X    X    X    X

Company Performance (as measured by EBITDA)            X    X    X    X    X    X    X

      2.5 ALLOCATING INCENTIVE FACTORS AND WEIGHTS TO GROUPS

The incentive factors assigned to each participant group were examined carefully to determine which factors should be allocated to the group level. Participant groups were allocated the incentive factors they have the most control over. These will be the focal point of the groups' efforts.

Next, a weight is distributed among the factors assigned to each group based on the importance each factor plays in relation to reaching the set goals. The factor weight is the percentage of the factor allocated to a specific group. The total factor weight for each group should equal 100 percent.

        TABLE 2.5.1.1.1  INCENTIVE FACTORS ALLOCATED TO PARTICIPANT GROUPS

                                                  PARTICIPANT GROUPS
                             -------------------------------------------------------------
    INCENTIVE FACTORS           AA       A        B        C        D        E        F
-------------------------    -------  -------  -------  -------  -------  -------  -------
Individual Performance         0.00%    0.00%   30.00%   30.00%   30.00%   40.00%   40.00%
Evaluation and Objectives

Company Performance (as      100.00%  100.00%   70.00%   70.00%   70.00%   60.00%   60.00%
measured by EBITDA)
                             ------   ------   ------   ------   ------   ------   ------
Total                        100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
                             ======   ======   ======   ======   ======   ======   ======

      2.6 INCENTIVE POTENTIAL

Incentive potential is defined as the percentage of the annual salary designated to each participant group. This equals to the annual salary multiplied by the assigned percentage. The assigned percentage increases with the responsibility level of the group.

        TABLE 2.6.1.1.1  INCENTIVE PERCENTAGE POTENTIAL ASSIGNED TO GROUPS

PARTICIPANT GROUP  PERCENTAGE
-----------------  ----------
       AA           100.00%
        A            50.00%
        B            40.00%

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

C     30.00%
D     25.00%
E     15.00%
F     10.00%

Information for individual plan Participants is confidential and will be disclosed to each plan Participant in a private manner. Group directors and managers will only have access to the incentive compensation source data pertaining to their department or work group.

      2.7 REVENUE BONUS

The Revenue Bonus will give Participants an opportunity to earn an extra 10.00% of their Final Incentive Award. At the beginning of each year, the Company's Board of Directors shall adopt a resolution setting the Revenue goal. At the end of the year, actual Revenue achievement will be compared to the Revenue goal and the percentage of achievement will be determined. Executive Management reserves the right to consider extraordinary circumstances in consideration for the End of Award Year calculations. Revenue target Revenue Attainment is an additional measure of Company performance. After the Final Incentive Awards have been calculated as described in 2.8.3, the Revenue Bonus will be calculated and used to determine the Total Incentive Payment.

             2.7.1.1  REVENUE EVALUATION SCORE TABLE

The score table defines the achievement level expected by the Company. The incentive level represents the percent of the incentive that the Participant will receive depending on the level of Revenue attained by the Company. Higher levels of achievement will yield higher incentive levels and consequently increase incentive awards.

                 TABLE 2.7.1.1.1  REVENUE EVALUATION SCORE TABLE

                                INCENTIVE LEVEL (AS A
                              PERCENT OF FINAL INCENTIVE
LEVEL OF REVENUE ACHIEVEMENT           AWARD)
----------------------------  --------------------------
          >100.50%                       +10.00%
      99.50% - 100.49%                    0.00%
           <99.50%                       -10.00%

            2.7.1.2  REVENUE END OF AWARD YEAR

At the end of the Award Year, Executive Management will compare actual Revenue results with Revenue goals and determine the incentive level based on attainment. Executive Management reserves the right to adjust the incentive level, either increasing or decreasing, based on unusual or extenuating circumstances.

      2.8 AWARD CALCULATION METHOD

All award calculations will be performed by the Human Resources Department based on EBITDA and Revenue results as communicated by the Committee and Performance Evaluation

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

Ratings as communicated by department management. The formulas for calculations are outlined in this section.

            2.8.1 THE PERFORMANCE POTENTIAL FACTOR (PPF)

The Participant's performance in each incentive factor allocated is measured in or according to the Plan guidelines. A score is assigned for each factor based on the actual results achieved for that Award Year. The Participant's score in each factor category is multiplied by the factor weight allocated to it and divided by 100. Adding all factor category scores times their weights yields the Performance Potential Factor (PPF).

The Performance Potential Factor is a cumulative index that represents the overall Participant performance in achieving the assigned goals. The Performance Potential Index reflects how well Participants have achieved their goals in their respective incentive factors

     The performance index is derived using the following formula:

          PPF =         S1* x F1** / 100  +  S2* x F2** / 100
       (Performance
    Potential Factor)

            2.8.2 INCENTIVE POTENTIAL FACTOR (IPF)

Each Participant in the Plan is designated an Incentive Potential Factor. The value of this factor is determined by a percentage of the Participant's annual income as defined in section 2.6.

             IPF=          Annual Salary  X  Incentive Potential Percentage (#)
(Incentive Potential Factor)

            2.8.3 THE FINAL INCENTIVE AWARD (FIA)

The Final Incentive Award is calculated as follows:

          FIA           =               PPF              X          IPF
(Final Incentive Award)   (Performance Potential Factor)   (Incentive Potential
                                                                  Factor)

-------------------

* S1, S2, S3, S4 are the Participant's score for each incentive factor as defined in the Plan.

** F1,F1,F3,F4 are the weights allocated to each incentive factor. These allocations are designated in Table 2.5.1.1.1 and the sum is 100.00%.

(#) Incentive Potential Percentage is defined in Table 2.6.1.1.1

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

            2.8.4 THE REVENUE BONUS AWARD (RBA)

The Revenue Bonus Award is calculated as follows:

         RBA           =             FIA             X           RBL
(Revenue Bonus Award)      (Final Incentive Award)      (Revenue Bonus Level)

            2.8.5 THE TOTAL INCENTIVE PAYMENT (TIP)

The Total Incentive Payment is calculated as follows:

             TIP              =           FIA           +           RBA
(The Total Incentive Payment)   (Final Incentive Award)    (Revenue Bonus Award)

The Total Incentive Payment will be adjusted by any mid-year payments.

Participants receiving "Improvement Desired" or "Unsatisfactory" will not be eligible for any payout under the plan.

The Company reserves the right to make adjustments to incentive awards paid.

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